UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2019

Cboe Global Markets, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-34774	20-5446972
(Commission File Number)	(IRS Employer Identification No.)

400 South LaSalle Street

Chicago, Illinois 60605

(Address of Principal Executive Offices)

Registrant's telephone number, including area code (312) 786-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (16 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (16 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (16 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CBOE	Cboe BZX

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Cboe Global Markets, Inc. (the “Company”) entered into an amended and restated employment agreement, dated May 16, 2019 (the “Agreement”), with Edward T. Tilly, the Chairman, President and Chief Executive Officer of the Company.  The material changes from Mr. Tilly’s prior employment agreement, which was dated February 27, 2017, include:

(i) establishing a new employment term lasting until December 31, 2020, which term will continue to be subject to automatic subsequent one-year renewal periods in the absence of notice from the parties;

(ii) providing for an annual base salary of $1,265,000, a 2019 target annual bonus of $2,087,250 payable in cash, and a 2019 target annual equity incentive compensation award with a grant date value of $4,300,000;

(iii) modifying the definition of “Cause” to include a non-appealable conviction of a felony or a non-felony crime involving moral turpitude, that in either case results in material harm to the Company;

(iv) providing for the pro-rated bonus payable upon a qualifying termination of Mr. Tilly’s employment to be based on the target, rather than actual, level of performance for the year in which the termination occurs;

(v) lengthening the termination of employment period following a “Change in Control” from 18 months to 24 months; and

(vi) expanding the scope of the restrictive covenants.

The foregoing description of the Agreement is only a summary and is qualified in its entirety by the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07.Submission of Matters to a Vote of Security Holders.

The results of voting for each matter submitted to a vote of stockholders at the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company held on May 16, 2019 are set forth below.

Proposal One

At the Annual Meeting, the persons whose names are set forth below were elected as directors, constituting the entire Board of Directors of the Company. Relevant voting information for each person follows:

Director Nominee	For	Against	Abstain	Broker Non-votes
Edward T. Tilly	83,752,302	2,739,253	201,039	13,977,370
Eugene S. Sunshine	84,192,635	2,411,380	88,579	13,977,370
Frank E. English, Jr.	86,093,459	510,056	89,079	13,977,370
William M. Farrow III	86,233,268	370,517	88,809	13,977,370
Edward J. Fitzpatrick	86,163,357	441,014	88,223	13,977,370
Janet P. Froetscher	84,850,399	1,754,195	88,000	13,977,370
Jill R. Goodman	86,224,820	360,115	107,659	13,977,370
Roderick A. Palmore	83,939,140	2,664,692	88,762	13,977,370
James E. Parisi	86,092,330	491,805	108,459	13,977,370
Joseph P. Ratterman	85,984,355	619,382	88,857	13,977,370
Michael L. Richter	86,249,212	355,524	87,858	13,977,370
Jill E. Sommers	86,081,304	445,237	166,053	13,977,370
Carole E. Stone	84,784,486	1,742,082	166,026	13,977,370

Proposal Two

The advisory proposal for approval, in a non-binding resolution, of the compensation paid to the Company's named executive officers was approved by a vote of 83,192,868 shares voting for the proposal, 3,082,887 shares voting against the proposal, 416,839 shares abstaining from the vote on the proposal and 13,977,370 broker non-votes.

Proposal Three

The appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the 2019 fiscal year was ratified by a vote of 97,230,522 shares voting for the proposal, 3,134,091 shares voting against the proposal and 305,351 shares abstaining from the vote on the proposal.

There were no other matters presented for a vote at the Annual Meeting.

Item 9.01.Financial Statement and Exhibits.

(d) Exhibits

10.1      Employment Agreement, by and between Cboe Global Markets, Inc. and Edward T. Tilly, dated May 16, 2019 (filed herewith).*

*Indicates Management Compensatory Plan, Contract or Arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CBOE GLOBAL MARKETS, INC.
(Registrant)

By:	/s/ Patrick Sexton
Patrick Sexton
Executive Vice President, General Counsel and Corporate Secretary

Dated: May 17, 2019